UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 27, 2020

Cocrystal Pharma, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-38418	35-2528215
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

19805 N. Creek Parkway Bothell, WA	98011
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (786) 459-1831

(Former name or former address, if changed since last report.):

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company [  ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	COCP	The Nasdaq Stock Market LLC (The Nasdaq Capital Market)

Item 1.01 Entry into a Material Definitive Agreement.

On February 27, 2020, Cocrystal Pharma, Inc. (the “Company”) entered into a securities purchase agreement (the “Purchase Agreement”) with certain institutional investors (the “Purchasers”), pursuant to which the Company agreed to sell and issue, in a registered direct offering, 8,461,540 of the Company’s shares of common stock, par value $0.001 (the “Common Stock”) at a purchase price per share of $1.30 for aggregate gross proceeds to the Company of approximately $11.0 million, before deducting fees payable to the placement agent and other estimated offering expenses payable by the Company. The Company closed the offering on February 28, 2020.

The Purchase Agreement contains representations, warranties, indemnification and other provisions customary for transactions of this nature.

The Company also entered into a letter agreement (the “Engagement Agreement”) with H.C. Wainwright & Co., LLC (“Wainwright”), pursuant to which Wainwright agreed to serve as the exclusive placement agent for the Company in connection with the offering. The Company agreed to pay Wainwright a cash placement fee equal to 6.5% of the aggregate purchase price for the shares of Common Stock sold in the offering, a management fee of 1.0% of the aggregate purchase price for the shares of Common Stock sold in the offering, a non-accountable expense allowance of $25,000, $12,900 for the clearing expenses of the placement agent, and to reimburse the placement agent for its legal fees and other accountable expenses in the amount of $50,000.

The shares in the registered direct offering were issued pursuant to a prospectus supplement dated as of February 27, 2020 which was filed with the SEC, in connection with a takedown from the Company’s shelf registration statement on Form S-3 (File No. 333-220632), which became effective on October 10, 2017, and the base prospectus included therein. This Current Report on Form 8-K shall not constitute an offer to sell or the solicitation to buy nor shall there be any sale of the shares in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

The foregoing descriptions of the Purchase Agreement and the Engagement Agreement are not complete and are qualified in their entireties by reference to the full text of such documents, copies of which are filed as exhibits to this Current Report on Form 8-K and are incorporated by reference herein.

A copy of the opinion of Nason, Yeager, Gerson, Harris & Fumero, P.A. relating to the validity of the shares of common stock issued in the offering is attached as Exhibit 5.1 hereto.

Item 7.01. Regulation FD.

On February 28, 2020, the Company issued a press release announcing the closing of the offering. A copy of the press release is furnished as Exhibit 99.1 hereto.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits

5.1	Opinion of Nason, Yeager, Gerson, Harris & Fumero, P.A.
10.1	Form of Securities Purchase Agreement, dated February 27, 2020, by and between the Company and the Purchasers*
10.2	Engagement letter dated February 26, 2020 by and between the Company and H.C. Wainwright & Co., LLC
23.1	Consent of Nason Yeager Gerson Harris & Fumero, P.A. (included in Exhibit 5.1)
99.1	Press Release, dated February 28, 2020

* Exhibits and/or Schedules have been omitted. The Company hereby agrees to furnish to the Commission upon request any omitted information.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COCRYSTAL PHARMA INC.

Date: March 4, 2020	/s/ James Martin
James Martin
Chief Financial Officer